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                                                                   EXHIBIT 5.1
                     [LETTERHEAD FOR COOLEY GODWARD LLP]

February 11, 2000

Vitria Technology, Inc.
945 Stewart Drive
Sunnyvale, CA 94086

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Vitria Technology, Inc. a Delaware corporation (the "Company"), of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to be filed with the Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended, covering the underwritten public offering of up to 747,500 shares (the "Shares") of the common stock of the Company (the "Common Stock") (which includes 97,500 shares of the Common Stock for which the underwriters have been granted an over-allotment option), which are to be issued and sold by certain stockholders, as described in the Registration Statement.

In connection with this opinion, we have (i) examined and relied upon the Registration Statement, the Company's Certificate of Incorporation, as amended, and the Company's Bylaws, as amended, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below; and (ii) assumed that the shares of the Common Stock will be sold by the underwriters at a price established by the Pricing Committee of the Board of Directors of the Company. We have also assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold, issued and paid for in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

COOLEY GODWARD LLP

By: /s/ Eric C. Jensen
   ----------------------------
     Eric C. Jensen